Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock, par value $0.01 per share of Great Ajax Corp., dated as of March 11, 2024, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: March 11, 2024	MAGNETAR FINANCIAL LLC

By: Magnetar Capital Partners LP, its Sole Member
By: Supernova Management LLC, its General Partner

By: /s/ Hayley A. Stein
Name: Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: March 11, 2024	MAGNETAR CAPITAL PARTNERS LP

By: Supernova Management LLC, its General Partner

By: /s/ Hayley A. Stein
Name: Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: March 11, 2024	SUPERNOVA MANAGEMENT LLC

By: /s/ Hayley A. Stein
Name: Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman, Manager

Date: March 11, 2024	DAVID J. SNYDERMAN

By: /s/ Hayley A. Stein
Name: Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman